UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 21, 2011

WELLS TIMBERLAND REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53193	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway
Norcross, Georgia 30092-3365
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (770) 449-7800

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 21, 2011, Wells Investment Securities, Inc. (“WIS”), the dealer manager for the public offerings of common stock of Wells Timberland REIT, Inc. (the "Registrant"), entered into a Letter of Acceptance, Waiver and Consent (“AWC”) with the Financial Industry Regulatory Authority, Inc., or FINRA, relating to previously disclosed alleged rule violations in connection with the Registrant's public offerings. The AWC sets forth FINRA's findings that WIS had (1) reviewed, approved, and distributed as a wholesaler various sales materials related to the Registrant's public offerings that failed to comply with the content standards of FINRA's advertising rules, (2) failed to implement its supervisory system in an effective manner in order to ensure compliance with FINRA's advertising rules, and (3) failed to establish and maintain a supervisory system that was reasonably designed to safeguard confidential customer information.

Without admitting or denying the findings against it, WIS consented in the AWC to these findings by FINRA, a censure, and the imposition of a fine in the amount of $300,000. No other disciplinary action was taken against WIS; no remedial measures were required; and no individuals were charged.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLS TIMBERLAND REIT, INC.

Date: November 23, 2011	By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President and Assistant Secretary